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                                                                    EXHIBIT 5-A







Otter Tail Power Company
215 South Cascade Street
Box 496
Fergus Falls, Minnesota  56538-0496

Ladies and Gentlemen:

         Reference is made to the proposed issuance and sale from time to time by Otter Tail Power Company, a Minnesota corporation (the "Company"), of not to exceed $50,000,000 aggregate initial offering price of its debt securities (the "New Debt Securities") and the Company's Registration Statement on Form S-3 (the "Registration Statement") with respect to such proposed issuance and sale to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The New Debt Securities may be issued as First Mortgage Bonds (the "New First Mortgage Bonds") pursuant to the provisions of the Company's Indenture of Mortgage dated as of July 1, 1936 to First Trust Company of Saint Paul (now named First Trust National Association) and Louis S. Headley (James A. Ehrenberg, successor individual Trustee), Trustees, and the supplemental indentures thereto, including the supplemental indenture creating a series of New First Mortgage Bonds (such Indenture as so supplemented being hereinafter called the "First Mortgage Indenture"), or as notes, debentures or other evidences of indebtedness (the "New Debentures") pursuant to the Company's Indenture (For Unsecured Debt Securities) to be entered into with First Trust National Association, Trustee (such Indenture, as the same may be supplemented from time to time, including any supplemental indenture creating a series of New Debentures, being hereinafter called the "Debenture Indenture").

         We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Debt Securities and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

         Based upon such examination, we are of the opinion that:

         (1) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

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Otter Tail Power Company
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         (2)  The Company is a public utility, as defined in the statutes of the States of Minnesota, North Dakota and South Dakota, is fully authorized to conduct its business in the States of Minnesota, North Dakota and South Dakota as a public utility and, as such public utility, is subject to the jurisdiction of the Minnesota Public Utilities Commission with respect to the issuance of its securities and to the jurisdiction of the North Dakota Public Service Commission with respect to the issuance of certain of its securities.

         (3) Each series of New First Mortgage Bonds will be legally issued and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, when:

    (a) the Registration Statement, as finally amended (including any necessary post-effective amendment), shall have become effective under the Securities Act and the First Mortgage Indenture, including the supplemental indenture creating such series of New First Mortgage Bonds, shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

    (b) a Prospectus Supplement with respect to the series of New First Mortgage Bonds then being distributed shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act;

    (c) the Company's Board of Directors (or a duly authorized committee designated by such Board) shall have adopted the final resolutions fixing the terms of such series of New First Mortgage Bonds, approving the final form of supplemental indenture relating to such series (including the form of New First Mortgage Bonds of such series set forth therein), approving the final form of Underwriting Agreement or Bond Purchase Agreement, as the case may be, relating to the sale of the New First Mortgage Bonds of such series and requesting authentication and delivery of the New First Mortgage Bonds of such series under the First Mortgage Indenture;

    (d) the supplemental indenture creating such series of New First Mortgage Bonds shall have been duly executed, acknowledged and delivered by the parties thereto and duly recorded and filed in accordance with applicable laws of the States of Minnesota, North Dakota and South Dakota;

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Otter Tail Power Company
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    (e)  such series of New First Mortgage Bonds shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof upon payment of the agreed consideration therefor;

    (f) the New First Mortgage Bonds of such series shall have been issued and sold in accordance with the resolutions of the Board of Directors (or the duly authorized committee designated by such Board) and in accordance with the appropriate Order or Orders of the Minnesota Public Utilities Commission;

    (g) the requirements of the securities laws of the various states in which the New First Mortgage Bonds of such series are to be offered shall have been satisfied; and

    (h) all statutory fees and taxes imposed upon or by reason of the issuance and sale of the New First Mortgage Bonds of such series shall have been paid.

         (4) Each series of New Debentures will be legally issued and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, when:

    (a) the Registration Statement, as finally amended (including any necessary post-effective amendment), shall have become effective under the Securities Act and the Debenture Indenture, including any supplemental indenture creating such series, shall have been qualified under the Trust Indenture Act;

    (b) a Prospectus Supplement with respect to the series of New Debentures then being distributed shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act;

    (c) the Company's Board of Directors (or a duly authorized committee designated by such Board) shall have adopted the final resolutions fixing the terms of such series of New Debentures, approving the final form of Debenture Indenture and the final form of supplemental indenture or officers' certificate relating to such series (including the form of New Debentures of such series set forth therein) and approving the final form of Underwriting Agreement or Bond Purchase Agreement, as the case may be, relating to the sale of the New Debentures of such series;

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Otter Tail Power Company
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    (d)  the Debenture Indenture, including any supplemental indenture or officers' certificate creating such series, shall have been duly executed, acknowledged and delivered by the parties thereto;

    (e) such series of New Debentures shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof upon payment of the agreed consideration therefor;

    (f) the New Debentures of such series shall have been issued and sold in accordance with the resolutions of the Board of Directors (or the duly authorized committee designated by such Board) and in accordance with the appropriate Order or Orders of the Minnesota Public Utilities Commission;

    (g) the requirements of the securities laws of the various states in which the New Debentures of such series are to be offered shall have been satisfied; and

    (h) all statutory fees and taxes imposed upon or by reason of the issuance and sale of the New Debentures of such series shall have been paid.

         We hereby consent to the filing of this opinion as Exhibit 5-A to the Registration Statement and to the reference to our Firm under the caption "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.


Dated:  August 30, 1996

                        Very truly yours,

                        /s/ Dorsey & Whitney LLP